EXHIBIT 99.1

Concur Technologies Announces Fiscal Year 2006 Fourth Quarter Revenue Up 40% Year-Over-Year

Subscription revenue increases 65% year-over-year; company sees robust client demand for end-to-end travel and expense service

REDMOND, Wash., December 4, 2006 - Concur Technologies, Inc. (NASDAQ: CNQR), the world’s leading provider of business services that automate Corporate Expense Management, today reported financial results for its fourth quarter and fiscal year ended September 30, 2006.

Concur reported total revenue for the fourth quarter of fiscal 2006 of $27.5 million, driven by subscription revenue which was up 65% from the year-ago quarter. Total revenue for the quarter was up 40% from the year-ago quarter and up 2% from the prior quarter. Fiscal 2006 fourth quarter net income, which includes a provision for income taxes of $1.5 million, was $1.0 million, or $0.03 per share, and was in line with company expectations. This compares to net income of $2.1 million, or $0.06 per share, in the year-ago quarter, which did not require a provision for income taxes.

“Revenue and pro forma earnings reached record levels and exceeded our expectations for the quarter and for the year,” said Steve Singh, chairman and CEO of Concur Technologies. “As we enter fiscal 2007, new customer demand continues to be strong as our end-to-end travel and expense service improves the value proposition for our customers. Our solution provides them with an independent technology platform which seamlessly operates with any travel agency, supplier or credit card company. Today, educated buyers are actively seeking this independence.”

Singh continued, “As we look ahead, we are focused on improving our sustainable top line growth rate while maintaining our operating leverage. To support this objective, we expect to continue to invest in expanding our distribution and market reach while delivering new services that not only raise the bar in the travel and expense market, but also extend our market-leading pace for high quality on-demand services.”

Financial Highlights

•	Total revenue was $27.5 million for the fourth quarter of fiscal 2006, up 40% compared to the year-ago quarter and up 2% sequentially.

•	Total revenue was $97.1 million for fiscal 2006, up 35% compared to fiscal 2005.

•	Net income was $1.0 million, or $0.03 per share for the fourth quarter of fiscal 2006 and included a provision for income taxes of $1.5 million, compared to $2.1 million, or $0.06 per share for the year-ago quarter which did not require a provision for income taxes. The company released reserves against its deferred tax assets in the third quarter of fiscal 2006 and began recording a provision for income taxes in the fourth quarter of fiscal 2006.

•	Deferred revenue was $24.2 million for the fourth quarter of fiscal 2006, up 18% compared to the year-ago quarter and down 3% sequentially.

•	Cash flows from operations were $2.5 million for the fourth quarter of fiscal 2006, up 10% from the year-ago quarter.

•	Non-GAAP operating margin was 18% for the fourth quarter of fiscal 2006, up from 12% for the year-ago quarter and unchanged at 18% sequentially. Please refer to “About Concur Non-Gaap Financial Measures” below.

Recent Business Highlights

•	Concur signed contracts with new and existing customers, including Archstone-Smith, Bayer Inc. (Canada), Hagemeyer North America, Klipsch Group, Inc., Lennox International, Inc., National Federation of Independent Business, Randstad UK, Steria Limited, Sterling Financial Corporation and the University of San Francisco.

•	Concur released its end-to-end travel and expense management service and already has several clients deployed. This service features “one-click” expense reporting which uses the business traveler’s itinerary and corporate card data to automatically generate expense reports.

•	Concur introduced Concur Audit Service to validate and verify client expense receipts. This new service helps clients accurately report and properly classify expenses in accordance with corporate and regulatory policies.

•	Concur announced electronic receipt and direct connect relationships with leading global hotel and car rental partners. These capabilities will provide Concur clients with direct access to each partner’s inventory of content while delivering electronic receipts directly into expense reports, enhancing the experience for travelers, improving the information available to corporations and eliminating paper.

•	Concur hosted the 2006 Concur Technologies International User Conference in Orlando, FL – its largest client event ever – with over 800 attendees on hand for the unveiling of the company’s vision for the future of travel and expense.

•	Industry analyst firm Aberdeen Group released a new report highlighting the growing demand for end-to-end corporate travel and expense management solution.

•	For the sixth consecutive year, Concur was named to Deloitte & Touche’s prestigious Technology Fast 50 Program for Washington State, a ranking of the 50 fastest growing technology companies in the area.

•	Concur repurchased 200,000 shares of Concur stock at an average price of $12.25 per share.

•	Concur successfully gained ISO 27001 certification, which replaces Concur’s existing ISO17799 certification and further enhances its market leading commitment to security, auditability and standards.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects total revenue to be $27.5 million for the first quarter of fiscal 2007, and to be between $120 million and $125 million for fiscal 2007.

•	Concur expects earnings per share for the first quarter of fiscal 2007 to be $0.00 assuming an estimated effective tax rate of 60% and non-GAAP pre-tax earnings per share to be $0.08.

•	Concur expects earnings per share for fiscal 2007 to be $0.10 assuming an estimated effective tax rate of 60% and non-GAAP pre-tax earnings per share to be $0.46.

•	Concur expects the fiscal 2007 non-GAAP operating margin to be between 15% and 16% for the year as a whole.

About Concur Technologies, Inc.

Concur Technologies, Inc. is the world’s leading provider of on-demand business services that automate Corporate Expense Management (CEM). Concur’s integrated suite of on-demand CEM services enables organizations of all sizes to automate and control spending — driving the costs out of the corporate travel booking and expense reporting processes while providing enhanced visibility and actionable expense analysis. Concur’s services reach millions of employees across thousands of organizations around the world — streamlining business processes, reducing operating costs and improving internal controls — while empowering companies to apply greater insight into their spending patterns. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owner.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh and the statements in the Business Outlook section, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Press Contact:

Jeff Pecor, Barokas Public Relations, 206-264-8220, jeff@barokas.com

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Twelve months ended September 30,
	2006	2005	2006	2005
Revenues from services:
Subscription	$23,711	$14,392	$80,501	$53,011
Consulting & other	3,781	5,231	16,644	18,820

Total revenues	27,492	19,623	97,145	71,831

Expenses:
Cost of operations	10,067	7,537	37,846	28,450
Sales and marketing	6,416	4,613	22,907	17,484
Systems development and programming	3,388	2,287	12,445	9,336
General and administrative	4,170	2,796	14,458	10,319
Amortization of intangible assets	823	285	2,420	1,140

Total operating expenses	24,864	17,518	90,076	66,729
Income from operations	2,628	2,105	7,069	5,102
Other income, net	(76)	33	(378)	264

Income before income taxes	2,552	2,138	6,691	5,366
Provision for income taxes	(1,536)	—	27,465	—

Net income	$1,016	$2,138	$34,156	$5,366

Net income per share
Basic	$0.03	$0.06	$0.97	$0.16
Diluted	$0.03	$0.06	$0.87	$0.15

Weighted shares outstanding
Basic	36,127	33,012	35,056	32,906
Diluted	39,878	36,443	39,150	36,348

Non-GAAP Results (See About Concur’s Non-GAAP Financial Measures)
Non-GAAP operating income	$4,867	$2,390	$14,348	$6,527
Non-GAAP operating margin	18%	12%	15%	9%
Non-GAAP net income	$2,659	$2,423	$11,719	$6,791
Non-GAAP net income per share
Basic	$0.07	$0.07	$0.33	$0.21
Diluted	$0.07	$0.07	$0.30	$0.19
Shares used in calculation of basic and diluted non-GAAP net income per share
Basic	36,127	33,012	35,056	32,906
Diluted	39,878	36,443	39,150	36,348

CONCUR TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

(Unaudited)

	Sep 30, 2006	Sep 30, 2005
ASSETS
Current assets
Cash and cash equivalents	$16,334	$16,202
Accounts receivable, net	22,734	12,374
Prepaid expenses	1,483	1,386
Deferred tax asset - current, net	2,759	—
Other current assets	5,883	3,527

Total current assets	49,193	33,489

Property and equipment, net	20,429	15,021
Restricted cash	0	500
Intangible assets, net of amortization	13,570	2,090
Goodwill	65,628	3,704
Deferred tax asset - long-term, net	24,839	—
Other assets	7,660	5,847

Total assets	$181,319	$60,651

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$19,844	$6,215
Current portion of long-term obligations	3,551	145
Current portion of deferred revenues	15,974	13,298

Total current liabilities	39,369	19,658

Long-term obligations, net of current	16,348	3,050
Long-term deferred revenues, net of current	8,208	7,251

Total liabilities	63,925	29,959

Stockholders’ equity
Common stock and additional paid-in capital, $0.001 par value:
Authorized – 60,000; Issued and outstanding – 36,425 and 33,216 at September 30, 2006 and September 30, 2005 respectively	287,418	235,058
Accumulated other comprehensive income	213	27
Accumulated deficit	(170,237)	(204,393)

Total stockholders’ equity	117,394	30,692

Total liabilities and stockholders’ equity	$181,319	$60,651

CONCUR TECHNOLOGIES, INC

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended September 30,		Twelve months ended September 30,
	2006	2005	2006	2005
Operating activities
Net income	$1,016	$2,138	$34,156	$5,366
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	823	285	2,420	1,140
Depreciation	1,640	824	5,316	2,899
Leasehold improvements received from a lessor	—	—	—	3,200
Provision for allowance for accounts receivable	183	358	1,565	804
Share-based compensation	1,416	—	4,859	—
Deferred income tax	1,487	—	(27,598)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,384)	(1,076)	(8,760)	(2,929)
Prepaid expenses, deposits, and other assets	(156)	(1,522)	(4,084)	(4,356)
Accounts payable	607	(1,411)	1,101	(356)
Accrued liabilities	(339)	1,839	(452)	591
Deferred revenues	(831)	793	2,840	3,964

Net cash provided by operating activities	2,455	2,228	11,357	10,323

Investing activities
Acquisition of leasehold improvements	—	—	—	(3,200)
Decrease in restricted cash balances	500	—	500	50
Purchases of property and equipment	(2,251)	(2,023)	(9,933)	(9,721)
Payments for acquisition, net of cash acquired	—	—	(21,900)	—

Net cash used in investing activities	(1,751)	(2,023)	(31,333)	(12,871)

Financing activities
Proceeds from borrowings	—	—	18,000	—
Proceeds from issuance of common stock from exercise of stock options	659	1,075	4,836	2,481
Proceeds from issuance of common stock from employee stock purchase plan	215	207	819	1,753
Payments on re-purchase of company stock	(2,451)	—	(2,451)	(8,987)
Payments on borrowings and capital leases	(33)	—	(1,293)	(205)

Net cash provided by financing activities	(1,610)	1,282	19,911	(4,958)
Effect of foreign currency exchange rates on cash and cash equivalents	147	(53)	197	(27)

Net increase/(decrease) in cash and cash equivalents	(759)	1,434	132	(7,533)

Cash and cash equivalents at beginning of period	17,093	14,768	16,202	23,735

Cash and cash equivalents at end of period	$16,334	$16,202	$16,334	$16,202

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

Reconciliation of Historical Non-GAAP Financial Measures to GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three months ended September 30,		Twelve months ended September 30,
	2006	2005	2006	2005
Non-GAAP operating income reconciliation:
Income from operations	$2,628	$2,105	$7,069	$5,102
Income from operations as a % of total revenue (Operating Margin)	10%	11%	7%	7%
Add back:
Effect of share based compensation on operating income	1,416	—	4,859	—
Effect of amortization of intangibles on operating income	823	285	2,420	1,140
Cost of terminated acquisition	—	—	—	285

Non-GAAP operating income	$4,867	$2,390	$14,348	$6,527

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	18%	12%	15%	9%

Non-GAAP net income reconciliation:
Net income	$1,016	$2,138	$34,156	$5,366
Add back:
Share based compensation	1,416	—	4,859	—
Amortization of intangibles	823	285	2,420	1,140
Cost of terminated acquisition	—	—	—	285
Release of reserve on deferred tax assets	—	—	(29,120)	—
Tax effect of non-GAAP adjustments	(596)	—	(596)	—

Non-GAAP net income	$2,659	$2,423	$11,719	$6,791

Non-GAAP diluted earnings per share reconciliation:
Diluted earnings per share	$0.03	$0.06	$0.87	$0.15
Add back:
Effect of share based compensation on earnings per share	0.04	—	0.13	—
Effect of amortization of intangibles on earnings per share	0.02	0.01	0.06	0.03
Cost of terminated acquisition	—	—	—	0.01
Release of reserve on deferred tax assets	—	—	(0.74)	—
Tax effect of non-GAAP adjustments on earnings per share	(0.02)	—	(0.02)	—

Non-GAAP diluted earnings per share	$0.07	$0.07	$0.30	$0.19

Shares used in calculation of basic and diluted non-GAAP earnings per share
Basic	36,127	33,012	35,056	32,906
Diluted	39,878	36,443	39,150	36,348

Reconciliation of Projected Non-GAAP Pre-Tax Diluted Earnings Per Share to GAAP Diluted Earnings Per Share

(Unaudited)

	Three months ended Dec 31, 2006	Twelve Months ended Sept 30, 2007
Diluted earnings per share	$0.00	$0.10
Add back:
Effect of share based compensation on earnings per share	0.04	0.13
Effect of amortization of intangibles on earnings per share	0.02	0.07
Effect of provision for income taxes	0.02	0.16

Non-GAAP diluted earnings per share, including the provision for income taxes	$0.08	$0.46

CONCUR TECHNOLOGIES, INC. About Concur’s Non-GAAP Financial Measures (Continued)

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the SEC and not to rely on any single financial measure to evaluate our business.

Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and business outlook for future periods with results of past periods. Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP net income; and non-GAAP pre-tax earnings per share. Concur excludes the following items as noted from these non-GAAP financial measures:

•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options that we began recording under SFAS 123(R) in the first quarter of fiscal 2006. We exclude these expenses from our non-GAAP financial measures primarily because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results for fiscal 2006 and business outlook for future periods with results for prior periods, which did not include share-based compensation expenses.

•	Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. We exclude these items from our non-GAAP financial measures because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and we believe that doing so facilitates comparisons to our historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

•	Costs associated with an abandoned acquisition. In the first quarter of fiscal 2005 we recorded costs related to a potential acquisition of another company that we evaluated and chose not to pursue. We excluded this amount from our non -GAAP financial measures because we believe it is non-recurring and is not indicative of our ongoing business operations.

•	Release of reserves against deferred tax assets. In the third quarter of fiscal 2006, in accordance with GAAP, we released reserves against our deferred tax assets and recognized a corresponding benefit to income tax expense We exclude this benefit from our non-GAAP financial measures because it is a non-cash benefit that we do not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of this benefit facilitates the comparison of results for fiscal 2006 and business outlook for future periods with results for prior periods, which did not include the release of reserves against deferred tax assets.

•	Tax effect of non-GAAP adjustments described above. Adjustments to net income for share-based compensation, amortization of intangible assets, and abandoned acquisition costs would create a pro-forma tax effect. The company includes the impact of this revised effective tax rate in calculating its non-GAAP financial measures for fiscal 2006.

•	Provision for income taxes. In accordance with GAAP, we began recording a provision for income taxes in the fourth quarter of fiscal 2006. We exclude this expense from our non-GAAP financial measures for fiscal 2007 primarily because it is largely a non-cash expense that we do not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of this expense facilitates the comparison of business outlook for future periods with results for prior periods, which did not include a provision for income taxes.

Except as noted below, we believe that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

•	Our management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP net income, non-GAAP earnings per share and non-GAAP pre-tax earnings per share in internal reports used by Concur’s management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP earnings per share and non-GAAP pre-tax earnings per share as measures that determines executive cash incentive compensation, along with GAAP measures, such as revenue.

•	Because share-based compensation, amortization of acquired intangible assets are non-cash in nature and the provision for income taxes is largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share and non-GAAP pre-tax earnings per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option grants - which are unpredictable and can vary dramatically from period to period - and external factors such as interest rates and the trading price and volatility of the company’s common stock. In addition, the provision for income taxes can vary significantly because losses in our foreign operations are not included in the calculation of the consolidated provision for income taxes as we have not yet released the reserves against the deferred tax assets for our foreign operations. Excluding these amounts improves comparability of the performance of the business across periods.

•	The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

•	To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding options is reflected in fully-diluted shares outstanding used in calculating both GAAP earnings per share and our non-GAAP earnings per share.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management, facilitates comparison of its results across historical and future periods, and because its non-GAAP financial measures provide a special focus on the underlying operating performance of the business relative to expectations.